POWER OF ATTORNEY
Insider Reporting

KNOW ALL MEN BY THESE PRESENTS, that the undersigned person, Thomas Gaspard, does hereby constitute and appoint each of Justin Bintrim, Bradley Noojin, Peter
Nelson and Anna Han, individually, as his lawful attorney-in-fact, with full power of substitution and resubstitution, to act in his name, place and stead to execute and deliver any and all documents that he, as a direct or indirect shareholder of NCI, Inc., a Delaware corporation, is required to file with or furnish to the United States Securities and Exchange Commission, including without limitation under the insider reporting requirements of Section 13 or
Section 16 of the Securities Exchange Act of 1934, including, without limitation, the execution and filing of all Forms ID, 3, 4 and 5, and to take such other actions as such attorney considers necessary or appropriate to effectuate such transactions.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on this
28th day of April, 2014.

/s/ Thomas Gaspard
Thomas Gaspard

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